Exhibit 15.1
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of British Telecommunications plc
In our opinion, the accompanying group income statements and the related group balance sheets, group statements of cash flows and group statements of recognised income and expense present fairly, in all material respects, the financial position of British Telecommunications plc and its subsidiaries at 31 March 2007 and 2006 and the results of their operations and cash flows for each of the three years in the period ended 31 March 2007, in conformity with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board and in conformity with IFRSs as adopted by the European Union. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in the accounting policies section in the financial statements, the group adopted IAS 32 and IAS 39 at 1 April 2005 prospectively.
IFRSs as issued by the International Accounting Standards Board and IFRSs as adopted by the European Union vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in the United States Generally Accepted Accounting Principles note to the consolidated financial statements (note 35).
/s/ Pricewaterhouse Coopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants and Registered Auditors
London, United Kingdom
16 May 2007